SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2004
FILE NUMBER 811-1424
SERIES NO.: 2


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 264,001
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  30,930
              Class C Shares                   8,159
              Class R Shares                     292
              Institutional Class              7,157


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 21.27
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 19.95
              Class C Shares                 $ 19.94
              Class R Shares                 $ 21.24
              Institutional Class            $ 23.01